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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 26, 1996 relating to the financial statements of American Loose Leaf/ Business Products, Inc. which appears in the current report on Form 8-K, dated July 16, 1996 of U.S. Office Products Company.

    We also consent to the reference to us under the heading "experts" in such registration statement.

                                          /s/ Swink Fiehler & Hoffman

St. Louis, Missouri
August 12, 1996